UNIVERSAL SECURITY INSTRUMENTS,  INC.
                       10324 South Dolfield Road
                     Owings Mills, Maryland 21117

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held on September 29, 1995


  To the Shareholders of Universal Security Instruments, Inc.:

    The Annual Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS, INC. will be held at The Sheraton Hotel, 903 Dulaney Valley Road, Towson, Maryland, on Friday, September 29, 1995 at 10:30 a.m. for the following purposes:

    1. To elect a Board of three directors to serve until the next annual meeting and until their successors have been elected and qualify.

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on August 1, 1995 will be entitled to notice of and to vote at the meeting.

                             By Order of the Board of Directors,

                             HARVEY B. GROSSBLATT
                             Secretary

DATED:                       August 30, 1995

IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                            PROXY STATEMENT


    The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. (the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on September 29, 1995 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Chief Financial Officer of the Company, 10324 South Dolfield Road, Owings Mills, Maryland 21117.

    Only shareholders of record at the close of business on August 1, 1995 will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on August 1, 1995 and entitled to vote at the meeting is 3,245,577 shares, each having one vote.

                         BENEFICIAL OWNERSHIP

    The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:

Name and Address              Shares beneficially         Percent
of beneficial owner           owned                       of class<F1>
Michael Kovens                776,705<F2>                  22.4%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Stephen C. Knepper            362,173(2)                  10.5%
10324 South Dolfield Road
Owings Mills, Maryland 21117
_________________________________

<F1> For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 1, 1995 are deemed to be outstanding.

<F2> For information regarding the nature of beneficial ownership of stock owned by Messrs. Kovens and Knepper, please see footnotes 2 and 3, respectively, under "INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT."

                          ELECTION OF DIRECTORS

    At the 1995 Annual Meeting, three directors will be elected to hold office for the ensuing year and until their successors are elected and qualify.

    Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the three nominees listed below. Pursuant to the Company's By-laws, the three nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

                         Principal occupation                    Director
Name                Age  for past five years                     since
Stephen C. Knepper  51   Director; Chairman of the Board of the  1970
                         Company since 1970.

Michael Kovens      52   Director; President of the Company      1970
                         since 1970.

Mark Boyar          52   Director; President, Boyar Asset        1983
                         Management, Inc., New York, a
                         registered investment adviser;
                         President, Mark Boyar & Company, Inc.,
                         New York, a registered broker-dealer;
                         and Publisher and Director of Asset
                         Analysis Focus, New York, a monthly
                         research analysis report.

    In the fiscal year ended March 31, 1995, the Company did not have any standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. During the last fiscal year of the Company, the Board of Directors held four regular and special meetings, and each incumbent director attended all of such meetings.

          INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT

    As of August 1, 1995, the shares of the Company's Common Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                                Amount and nature of       Percent of
Name of beneficial owner        beneficial ownership       class<F1>
Michael Kovens                  776,705<F2>                 22.7%

Stephen C. Knepper              362,173<F3>                 10.8%

Mark Boyar                       30,000<F4>                  0.9%

Harvey Grossblatt                72,139<F5>                  2.2%

All directors and officers
as a group (8 persons
included)                     1,291,453                    34.5%
_________________________________

<F1> For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 1, 1995 are deemed to be outstanding.

<F2> Includes 40,371 shares held by Mr. Kovens' adult children and 215,000 shares which Mr. Kovens presently has the right to acquire.

<F3> Includes 10,000 shares owned by Mr. Knepper's adult children, and
     215,000 shares which Mr. Knepper presently has the right to acquire.

<F4> Consists of 5,000 shares owned by Mark Boyar & Company, Inc., of which
     Mr. Boyar is the President, and 25,000 shares which Mr. Boyar presently has the right to acquire.

<F5> Includes 43,000 shares which Mr. Grossblatt presently has the right to acquire.

                            EXECUTIVE COMPENSATION

Table I. Summary Compensation Table

     The following table reflects the aggregate amount paid or accrued by the Company in its three most recent fiscal years, for each executive officer whose compensation exceeded $100,000 in that year.

                                       Long Term Compensation
Name and                                   Awards     Payouts
Principal         Annual Compensation  Stock          LTIP    All Other
 Position   Year  Salary   Bonus Other Awards Options Payouts Compensation<F1>
Stephen C.
 Knepper    1995 $237,500 -     -     -      95,000  -       $3,250
Chairman    1994 $250,000 -     -     -      50,000  -       $5,014
            1993 $250,000 -     -     -      -       -       $1,333

Michael
 Kovens     1995 $237,500 -     -     -      95,000  -       $3,200
President   1994 $250,000 -     -     -      50,000  -       $4,619
            1993 $250,000 -     -     -      -       -       $1,333

Harvey
 Grossblatt 1995 $143,269 -     -     -      -       -       $2,840
Executive   1994 $136,738 -     -     -      25,000  -       $3,771
 Vice       1993 $128,801 -     -     -      -       -       $2,779
 President,
 Secretary
 and
 Treasurer
_________________________________

<F1> Consists of Company contributions to the Company's 401(k) plan.

Table II. Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
          Option/SAR Values

                                                         Value
                                        Number           of Unexercised
                                        of Unexercised   In-the-Money
                    Shares              Options          Options
                    Acquired            at FY-End        at FY-End
                    on        Value     Exer-   Unexer-  Exer-   Unexer-
                    Exercize  Realized  cisable/cisable  cisable/cisable
Stephen C. Knepper  -         -         215,000 0        0       0
Michael Kovens      -         -         215,000 0        0       0
Harvey Grossblatt   -         -          43,000 0        0       0

Employment Contracts
  Stephen C. Knepper and Michael Kovens each have employment agreements with the Company which expire on March 31, 1998. Both agreements prohibit competition with the Company during their term and for one year thereafter. Each employee is entitled to Base Compensation of $250,000 a year plus Incentive Compensation equal to specified percentages of the amount by which the Company's consolidated annual pre-tax profits in each fiscal year exceed the amount the Company would have received if the shareholders' equity (as defined in the agreements) in the Company were invested in United States Treasury Bills. The specified percentage is 5% of the first $1,000,000, 3-3/4% of the second $1,000,000, 2-1/2% of the third $1,000,000 and 1% of everything over $3,000,000. The employment agreements further provide that each employee is entitled to (i) certain life insurance and medical reimbursement benefits, (ii) upon death or disability, 75% of the Base Compensation for a period of 60 months (including Incentive Compensation for that year if death or disability occurs after the first three months of the fiscal year), (iii) deferred compensation upon termination of their employment in the amount of three times the annual Base Compensation, payable within 30 days after termination, and (iv) the continuation of certain life insurance and medical reimbursement benefits for a period of three years after termination.

Director Compensation
  In the fiscal year ended March 31, 1995, the Company paid a director's fee of $10,000 to Mark Boyar, the Company's non-management director.

             SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                          AT THE 1996 ANNUAL MEETING

  Any shareholder desiring to present a proposal to be considered by the shareholders at the Annual Meeting of Shareholders scheduled to be held in September, 1996, and desiring that information concerning such proposal be included in the proxy statement and form of proxy furnished to shareholders by the Board of Directors, should submit the proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than May 24, 1996.

                                OTHER MATTERS

  The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

  The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Annual Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy.

  Ernst & Young is the firm of certified public accountants selected by the Board of Directors of the Company to audit the books and accounts of the Company for the fiscal year ended March 31, 1995, and the Board of Directors anticipates that it will select Ernst & Young to serve in that capacity for the fiscal year ending March 31, 1996. It is anticipated that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions.

  Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                   By Order of the Board of Directors,


                                   HARVEY B. GROSSBLATT
                                   Secretary

Dated: August 30, 1995